UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Sow Good Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

April 18, 2024

To the Stockholders of Sow Good Inc.,

It is my pleasure to invite you to attend Sow Good Inc.’s (the “Company”) virtual 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, May 30, 2024 at 10 a.m. (ET). At the Annual Meeting, our stockholders will be asked:

1.
To elect seven directors, each to serve until the next annual meeting of the stockholders of the Company or until their successors are elected and qualified, listed in this Proxy Statement;
2.
To ratify the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for our 2024 fiscal year;
3.
To approve, on a non-binding, advisory basis, the compensation of our named executive officers (the “say-on-pay” vote);
4.
To vote, on a non-binding, advisory basis, on the frequency (every year, two years or three years) of future advisory votes on the compensation of our named executive officers (the “say-on-frequency” vote); and
5.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

We know of no other matters to come before the Annual Meeting. Only stockholders of record at the close of business on April 2, 2024 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and to submit your proxy card or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the accompanying proxy card. Please read the enclosed information carefully before submitting your proxy.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please refer to your proxy card or Notice Regarding the Availability of Proxy Materials for more information on how to vote your shares at the meeting and return your voting instructions as promptly as possible.

By Order of the Board of Directors, /s/ Ira Goldfarb Ira Goldfarb Chairman of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON may 30, 2024

This Proxy Statement and our Annual Report for the fiscal

year ended December 31, 2023 are available on our website at www.sowginc.com under “Investors”

1440 N. Union Bower Road

Irving, Texas 75061

(214) 623-6055

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Information About Attending the Annual Meeting

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Sow Good Inc. (the “Company,” “we,” “us” or “our”) will be held on Thursday, May 30, 2024, at 10 a.m. (ET). The virtual meeting can be accessed by visiting proxydocs.com/SOWG. This Proxy Statement will first be sent to stockholders on or about April 18, 2024.

We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission (the “SEC”) “notice and access” rules. Our proxy materials are available at www.proxydocs.com/SOWG. We also post our proxy materials on our website at www.sowginc.com/sec-filings.

All references to currency in this Proxy Statement are in U.S. dollars, unless otherwise indicated.

Information About this Proxy Statement

Why You Received this Proxy Statement. You have received these proxy materials because our board of directors (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares. We either (1) mailed you a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) notifying each shareholder entitled to vote at the Annual Meeting how to vote and how to electronically access a copy of this proxy statement and our Annual Report for the fiscal year ended December 31, 2023 (the “2023 Annual Report”, together with this proxy statement, the “Proxy Materials”) or (2) mailed you a paper copy of the Proxy Materials and a proxy card in paper format. You received these Proxy Materials because you were a shareholder as of the close of business on the Record Date. If you have not received, but would like to receive, a paper copy of the Proxy Materials and a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice of Internet Availability.

Beneficial Owners. If you hold your shares in a brokerage account, please check the information that your bank, broker or other holder of record sent to you regarding the availability of Proxy Materials electronically or in paper format.

Information About Voting

Stockholders can vote in person at the Annual Meeting or by proxy. There are two ways to vote by proxy:

•
By Internet - You can vote over the Internet by accessing www.proxypush.com/SOWG and following the instructions provided to you; or
•
By Mail - If you received a paper copy in the mail of the Proxy Materials and a proxy card, you can vote by mail by signing, dating and mailing your proxy card to the address provided therein.
•
By Phone – You can vote by phone by calling 1-866-390-5236 and following the instructions provided to you.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at the start of the Annual Meeting. We encourage you to submit your proxy as soon as possible (by Internet, mail or phone) even if you plan to attend the Annual Meeting in person.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record as to how to vote your shares. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting may also be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy signed by the registered holder and bring it to the Annual Meeting in order to vote.

Please note that if you hold your shares through a broker, your broker cannot vote your shares on Proposals 1, 3 and 4 unless you have given your broker specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or withheld from all, any or none of the nominees for director and whether your shares should be voted for or against each of the other proposals (or in the case of Proposal 4, whether your shares should be voted for every year, two years or three years). If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

•
FOR the election of all seven director nominees listed in this Proxy Statement;
•
FOR the ratification of the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for our 2024 fiscal year;
•
FOR the approval of the compensation of our named executive officers;
•
FOR “ONE YEAR” for the frequency of future advisory votes on the compensation of our named executive officers; and
•
For or against any other matter properly presented before the Annual Meeting, in the discretion of the proxies.

If you are a registered stockholder, you may revoke or change your proxy submitted before the Annual Meeting for any reason by, (1) voting in person at the Annual Meeting, (2) submitting a later-dated proxy online (your last vote before the Annual Meeting begins will be counted), or (3) sending a written revocation that is received before the Annual Meeting to the Corporate Secretary of the Company, c/o Sow Good Inc. 1440 N. Union Bower Road, Irving, TX 75061. If you are a beneficial owner of shares held in street name, you must contact the holder of record to revoke a previously authorized proxy.

Each share of our common stock is entitled to one vote. As of the Record Date, there were 6,575,559 shares of our common stock outstanding.

Quorum Requirement

A quorum is necessary to hold a valid meeting. The holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker “non-votes” are counted as present for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers will have discretionary voting power for the ratification of the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for our 2024 fiscal year (Proposal 2), but not for voting on any other proposal on the Annual Meeting agenda.

Required Votes for Action to be Taken

Seven directors have been nominated for election to our Board of Directors at the Annual Meeting. Our Amended and Restated Bylaws (the “Bylaws”) provide that directors shall be elected by a plurality vote. This means that the seven director nominees receiving the highest number of “FOR” votes cast, even if less than a majority, will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election.

For the ratification of the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm, the say-on-pay vote and the say-on-frequency vote, the approval requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on such matter. Abstentions will have the effect of voting “AGAINST” these proposals. There are no broker non-votes for the ratification of the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm. The following table summarizes the votes required for passage of each proposal under our governing documents and Delaware law:

Brokers and custodians cannot vote uninstructed shares on your behalf in director elections and compensation related proposals. For your vote to be counted, you must submit your voting instruction form to your broker or custodian.

Proposal		Votes required for approval	Abstentions*	Broker non-votes
1.	Election of the seven director nominees	A plurality of the votes cast (the seven nominees receiving the highest number of “FOR” votes cast will be elected)	No impact (*for a vote to “Withhold”)	No impact
2.	Ratification of the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for our 2024 fiscal year	Majority of shares present in person or represented by proxy and entitled to vote	Same as a vote “Against”	No broker non-votes (uninstructed shares voted in the broker’s discretion)
3.	Say-on-pay vote	Majority of shares present in person or represented by proxy and entitled to vote	Same as a vote “Against”	No impact
4.	Say-on-frequency vote	Majority of shares present in person or represented by proxy and entitled to vote	Same as a vote “Against”	No impact

Other Business to be Considered

Our Board of Directors does not intend to present any business at the Annual Meeting other than the proposals described in this Proxy Statement and knows of no other matters that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such matter in their discretion.

Information About the Company

Sow Good Inc. is a Delaware corporation headquartered in Irving, Texas. We refer to Sow Good Inc. as the “Company,” “us,” “we” or “our” in this Proxy Statement.

Smaller Reporting Company

Because the Company qualifies as a “smaller reporting company” under the SEC rules, the Company has elected to prepare this proxy statement and other annual and periodic reports as a “Smaller Reporting Company” pursuant to the rules of the SEC. Under the scaled disclosure obligations, the Company is not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

CORPORATE GOVERNANCE

Board of Directors

Our business and affairs are managed under the direction of our Board of Directors (the “Board”). We currently have seven directors, who are elected annually. Our current directors will continue to serve as directors until the next annual meeting of the stockholders of the Company or until their resignation, removal or successor is duly elected. No director is required to make any specific amount or percentage of his or her business time available to us. Each of our officers intends to devote such amount of his or her time to our affairs as is required or deemed appropriate.

Director Independence

We currently have five independent directors on our Board. We use the definition of “independence” found in the Listing Rules of the Nasdaq Stock Market (“Nasdaq”) to make this determination. Nasdaq provides that an “independent director” is a person other than an executive officer or employee of a company or any other individual having a relationship which, in the opinion of the company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The rules provide that a director cannot be considered independent if:

•
the director is, or at any time during the past three years was, an employee of the Company;
•
the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:
(i)
compensation for board or board committee service;
(ii)
compensation paid to a Family Member who is an employee (other than an Executive Officer) of the Company; or
(iii)
benefits under a tax-qualified retirement plan, or non-discretionary compensation;
•
the director is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;
•
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officer of the Company served on the compensation committee of such other entity;
•
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater, other than(i) payments arising solely from investments in the Company’s securities, or (ii) payments under non-discretionary charitable contribution matching programs;
•
the director or a family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the Executive Officers of the Company serve on the compensation committee of such other entity; or
•
the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director and will review the independence of any new directors based on information provided by each director concerning their background, employment, and affiliations, in order to make a determination of independence. Our Board has determined that the following five directors are independent:

1.
Lyle Berman
2.
Bradley Berman
3.
Chris Ludeman
4.
Joe Mueller
5.
Edward Shensky

Board Leadership Structure

Our Board has no formal policy with respect to separation of the positions of Chairman of the Board and Chief Executive Officer or with respect to whether the Chairman of the Board should be a member of management or an independent director, and believes that these are matters that should be discussed and determined by the Board from time to time based on the position and direction of the Company and the membership of the Board. The Board has determined that having Ira Goldfarb serve as Chairman of the Board and Claudia Goldfarb as the Chief Executive Officer is in the best interest of the Company’s stockholders at this time. The Company does not have a lead independent director.

Advisory Panel

The Company has an informal Advisory Panel consisting of four members with extensive experience in the finance, manufacturing and sales industries that provide guidance to the Company in these areas.

Code of Ethics and Conduct

Our Code of Ethics is posted on our websites at www.thisissowgood.com and www.sowginc.com.

Annual Meeting Attendance

The Company did not hold an annual meeting of stockholders in 2023 or 2022. The Board will encourage all directors to attend this year’s annual meeting.

Risk Management

Our Board believes that risk management is an important component of the Company’s corporate strategy. The Board, as a whole, oversees our risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board is regularly informed through its interactions with management and committee reports about risks we currently face, as well as the most likely areas of future risk, in the course of our business including economic, financial, operational, legal and regulatory risks.

Communications with the Board of Directors

Stockholders and other interested persons seeking to communicate directly with the Board, the independent directors as a group or the audit committee of the Board (the “Audit Committee”), should submit their written comments c/o Corporate Secretary at our principal executive offices at 1440 N Union Bower Rd, Irving, TX 75061 and should indicate in the address whether the communication is intended for the Chairman of the Board, the Independent Directors or a Committee Chair. The Chairman of the Board will review any such communication at the next regularly scheduled Board meeting unless, in his or her judgment, earlier communication to the Board is warranted. At the direction of the Board, we reserve the right to screen all materials sent to its directors for potential security risks, harassment purposes or routine solicitations.

Delinquent Section 16(a) Reports

For the fiscal year ended December 31, 2023, the following Section 16 insiders failed to file timely reports under Section 16:

Claudia Goldfarb filed a Form 5 on February 9, 2024, correcting the number of securities she beneficially owned in 2023.

Ira Goldfarb filed a Form 5 on February 9, 2024, correcting the number of securities he beneficially owned in 2023.

Chris Ludeman filed a Form 5 on February 9, 2024, correcting the number of securities he beneficially owned in 2023.

Joe Mueller filed a Form 5 on February 9, 2024, correcting the number of securities he beneficially owned in 2023.

Bradley Berman filed a Form 5 on February 1, 2024, correcting the number of securities he beneficially owned in 2023.

Lyle Berman filed a Form 5 on February 1, 2024, correcting the number of securities he beneficially owned in 2023.

Benno Fischer, who is a holder of at least 10% of the shares of the Company, filed a Form 3 and Form 4 on April 12, 2024. Mr. Benno Fischer filed the delinquent Form 3 after he became a 10% holder on November 21, 2023, and filed the delinquent Form 4 for transactions on February 9, 2024 and March 28, 2024.

Qualifications, Attributes, Skills, and Experience Represented on the Board

The Board has identified qualifications, attributes, skills, and experience that are important to be represented on the Board as a whole, in light of our current needs and business priorities. The Board believes that each director is a recognized person of high integrity with a proven record of success in his field. Each director demonstrates innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of various cultures and a commitment to the business and operations of the Company. The Board has assessed the intangible qualities including the director’s ability to ask difficult questions and, simultaneously, to work collegially.

One of our directors, Mr. Lyle Berman is the father of another one of our directors, Mr. Bradley Berman. Mr. Ira Goldfarb, who acts in an officer capacity under the title Executive Chairman and is Chairman of the Board of Directors, is Mrs. Claudia Goldfarb’s spouse. Mrs. Claudia Goldfarb is our Chief Executive Officer. There are no other family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current Board.

Our directors and executive officers have not, during the past ten years:

•
had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;
•
been convicted in a criminal proceeding and is not subject to a pending criminal proceeding;
•
been subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently, or temporarily enjoining, barring, suspending, or otherwise limiting his involvement in any type of business, securities, futures, commodities, or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Policies and Procedures for Related Person Transactions

All related party transactions which are material are voted upon by the disinterested members of our Board. The Audit Committee is responsible for evaluating each such related party transaction and making a recommendation to the disinterested members of the Board as to whether the transaction at issue is fair, reasonable, and within our policy and whether it should be approved and ratified. The Audit Committee, in making its recommendation, will consider various factors, including the benefit of the transaction to us, the terms of the transaction and whether they are at arm’s length and in the ordinary course of business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction, and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Audit Committee will review, at least annually, a summary of our material transactions with our directors and officers, as well as any other material related party transactions.

Hedging Policy

Under the Company’s Insider Trading Policy, no officer, director or employee (or any of their family members or affiliates) of the Company shall, at any time, engage in any transactions involving any hedging or monetization transactions, including but not limited to zero-cost collars, prepaid variable forwards, equity swaps, puts, calls, collars, forwards or other derivative instruments with material non-public information and/or outside a trading window in accordance with the Company’s Insider Trading Policy.

Clawback Policy

The Board has adopted a clawback policy (the “Clawback Policy”) that complies with the final SEC regulations mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Nasdaq Listing Rule 5608. The Clawback Policy provides for recoupment of incentive compensation in the event of an accounting restatement resulting from noncompliance with financial reporting requirements under federal securities laws. The policy applies to current and former executives and requires reimbursement or forfeiture of any excess incentive compensation received by an executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement

Communications with the Board of Directors

Our Board desires that the views of our stockholders be heard by the Board, its committees, or individual directors, as applicable, and that appropriate responses be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with our Board, any Board committee, the independent directors as a group, or any individual director, may send communications directly to us at Sow Good Inc., 1440 N. Union Bower Road, Irving, TX 75061, Attention: Chief Financial Officer. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication is addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act, Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Process for Recommending or Nominating Potential Director Candidates

Nominees for directorship are recommended to the Board by our nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”), or by stockholders in accordance with the Nominating and Corporate Governance Committee charter. An invitation to join the Board will generally be extended by our Chairman of the Board and Chief Executive Officer. The Board seeks candidates who possess the background, skills, experience, expertise, integrity, and degree of commitment necessary to make a significant contribution to the Board. In connection with its evaluation of a nominee, the Board takes into account all applicable laws, rules, regulations and listing standards and considers other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and non-employee or independent directors, the need for Audit Committee expertise, and its evaluation of other prospective nominees.

The Nominating and Corporate Governance Committee has a policy in place for the consideration of director candidates recommended by stockholders. To submit recommendations for nomination of director candidates to the Board, stockholders must submit the recommendation in writing to the Nominating and Corporate Governance Committee or the corporate secretary at the Company’s principal offices. Such submission must include the information set forth therein with respect to the recommending stockholders and the proposed nominee. A stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders must ensure that it is received by the Company, as provided above, not later than 120 calendar days prior to the first anniversary of the date of the information statement for the prior annual meeting of stockholders. In the event that the date of the annual meeting of stockholders for the current year is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of the Company’s proxy statement for the annual meeting of stockholders for the current year.

The Nominating and Corporate Governance Committee may retain, as appropriate, search consultants and other advisors to assist in identifying qualified director candidates. The Nominating and Corporate Governance Committee will generally look for individuals who have the following minimum qualifications: high ethical standards, integrity, sound business judgment, no conflicts of interest, achievement in one or more filed of business, business understanding and a willingness to devote adequate time to Board duties.

The Nominating and Corporate Governance Committee routinely reviews Board composition and potential additions while striving to maintain and grow a diverse and broad skill set that complements the business. The Nominating and Corporate Governance Committee may consider certain factors related specifically to our business when identifying, considering and evaluating a potential candidate, including, but not limited to:

•
Knowledge of the consumer-packaged goods, freeze drying and/or confectionary industry;
•
Accounting or related financial management expertise;
•
Experience executing growth and merger and acquisition strategies, to support any strategic plans for growth through acquisitions for the Company;
•
International exposure and diversity of cultural background and experience with global markets; and
•
Leadership experience at an executive level with understanding of the development and implementation of strategies.

The Nominating and Corporate Governance Committee has not assigned specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In the evaluation of potential new candidates, the Nominating and Corporate Governance Committee considers each candidate’s qualifications in light of the then-current mix of Board attributes, including diversity. Continuing directors are evaluated by the Nominating and Corporate Governance Committee in the same way, including the continuing director’s past contributions to the Board in such evaluation.

The Nominating and Corporate Governance Committee Charter contains provisions for the consideration of diversity in identifying nominees for directors. The Board believes directors should be selected so that the Board is a diverse body. In order to achieve this result, the Board seeks nominees who reflect differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that it believes will strengthen the Board as a whole.

Availability of Committee Charters and SEC Filings

The charters adopted by the Audit Committee, Compensation Comittee, and Nominating and Corporate Governance Committee are available on EDGAR and on our website at www.sowginc.com/governance-documents/. Information appearing on our website is not incorporated by reference into this Proxy Statement.

Board Diversity Matrix (As of April 18, 2024)

The following chart sets forth certain self-identified personal demographic characteristics of our directors. The following table reflects directors’ responses during fiscal year 2023:

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latino	1	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	5	-	-
Two or more Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did not disclose demographic background	1

DIRECTOR COMPENSATION

The following table summarizes the compensation paid or accrued by us to our directors that are not Named Executive Officers for the years ended December 31, 2023.

Name	Fees Earned or Paid in Cash	Stock Award	Option Awards	Non-Equity Incentive Compensation	Change in Pension Value and Nonqualified Deferred Earnings	All other Compensation	Total
Bradley Berman	$-	$26,644	$-	$-	$-	$-	$26,644
Chris Ludeman	$-	$42,628	$-	$-	$-	$-	$42,628
Lyle Berman	$-	$26,644	$-	$-	$-	$-	$26,644
Joe Mueller	$-	$18,150	$-	$-	$-	$-	$18,150
Tim Creed*	$-	$11,162	$-	$-	$-	$-	$11,162

* Mr. Creed is no longer a member of our Board.

Our non-employee directors did not receive any cash compensation for their service as a non-employee director during the years ended December 31, 2023.

On June 1, 2023, we issued Mr. Bradley Berman 4,404 shares of common stock for annual director services. The fair value of the common stock was $26,644.20 based on the closing price of the Company’s common stock on the date of grant.

On June 1, 2023, we issued Mr. Lyle Berman a total of 4,404 shares of common stock for annual director services. The fair value of the common stock was $26,644.20 based on the closing price of the Company’s common stock on the date of grant.

On June 1, 2023, we issued Mr. Ludeman a total of 7,046 of common stock, respectively, for annual director and audit committee services. The aggregate fair value of the common stock was $42,628.30 based on the closing price of the Company’s common stock on the respective grant dates.

On June 1, 2023, we issued Mr. Mueller a total of 3,000 shares of common stock for annual director services. The fair value of the common stock was $18,150.00 based on the closing price of the Company’s common stock on the date of grant.

On June 1, 2023, we issued Mr. Creed a total of 1,845 shares of common stock for annual director services. The fair value of the common stock was $11,162.25 based on the closing price of the Company’s common stock on the date of grant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has established the following committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of the committees reports to the Board. Members serve on these committees until their resignation or until otherwise determined by our Board. The composition, duties and responsibilities of these committees are set forth below.

Our Board has affirmatively determined that all of the members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committees are independent as defined under Nasdaq listing standards. The Board also has determined that all members of the Audit Committee meet the independence requirements contemplated by Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in determining the independence of all members of our Compensation Committee, the Board took into account the additional independence considerations required by Nasdaq listing rules and Rule 10C-1 of the Exchange Act relating to Compensation Committee service.

The composition, duties and responsibilities of these committees are set forth below:

Audit Committee. Our audit committee consists of Bradley Berman, Edward Shensky and Chris Ludeman. Our Board has determined that satisfies the independence requirements under listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of our audit committee is Chris Ludeman, who our Board has determined is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The principal duties and responsibilities of our audit committee include, among other things:

•
selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
helping to ensure the independence and performance of the independent registered public accounting firm;
•
helping to maintain and foster an open avenue of communication between management and the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and full fiscal year operating results;
•
developing and regularly reviewing “whistle-blower” procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviewing our policies on risk assessment and risk management;
•
reviewing related party transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes its internal controls environment and procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

The Board has approved a written charter under which the Audit Committee operates. A copy of the charter is available free of charge on the Company’s website at www.sowginc.com. Information appearing on our website is not incorporated by reference into this Proxy Statement.

Compensation Committee. The Board has delegated to the Compensation Committee the authority to, among other things, make recommendations to the Board relating to compensation of the Company’s executives and officers, produce an annual report on executive compensation, review management recommendations relating to compensation policies, retain independent consultants and other experts, make recommendations to the Board with respect to incentive compensation plans, and take other such actions as may be requested or required by the Board from time to time. As a smaller reporting company, the Company is exempt from the requirements of providing a Compensation Committee report.

The current members of the Compensation Committee are Lyle Berman and Chris Ludeman, with Lyle Berman serving as chair of the Compensation Committee. All of the members of the Compensation Committee are independent within the meaning of the federal securities laws and the meaning of the Nasdaq Rules with respect to compensation committee membership. At no time have any of the members of our Compensation Committee served as an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board or compensation committee of any other entity that has one or more executive officers on our Board or Compensation Committee. The Board has approved a written charter under which the Compensation Committee operates. A copy of the charter is available free of charge on the Company’s website at www.sowginc.com. Information appearing on our website is not incorporated by reference into this Proxy Statement.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things, assisting the Board by identifying qualified candidates for director, and recommending to the Board the director nominees for the next annual meeting of stockholders, leading the Board in its annual review of the Board’s performance, recommending to the Board director nominees for each Board committee and developing and recommending to the Board corporate governance guidelines applicable to the Company.

The current members of the Nominating and Corporate Governance Committee are Lyle Berman, Joe Mueller and Edward Shensky, with Edward Shensky serving as the chair of the Nominating and Corporate Governance Committee. All of the members of the Nominating and Corporate Governance Committee are independent within the meaning of Nasdaq Rules. The Board has approved a written charter under which the Nominating and Corporate Governance Committee operates. A copy of the charter is available free of charge on the Company’s website at www.sowginc.com. Information appearing on our website is not incorporated by reference into this Proxy Statement.

Meetings of the Board of Directors

In fiscal year 2023, our Board met 5 times and the Audit Committee met 4 times. The Company’s Compensation Committee and Nominating and Corporate Governance Committee were not established until April 11, 2024. In addition, during the last fiscal year, all directors attended at least 75% of the aggregate of (1) the number of meetings of the Board (held during the period for which he or she has been a director) and (2) the number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). It is the policy of our Board that all directors should attend the annual meeting of stockholders unless unavoidably prevented from doing so by unforeseen circumstances.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board is nominating seven (7) directors for election to serve until the next annual meeting or until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

The directors are currently Ira Goldfarb, Claudia Goldfarb, Bradley Berman, Lyle Berman, Chris Ludeman, Joe Mueller and Edward Shensky. Each of the nominees listed below has agreed to stand for election and has indicated he or she is willing to serve as a member of the Board. There are no family relationships among our directors and director nominees, or between our directors, director nominees and executive officers, other than as described above with respect to Mr. Lyle Berman being the father of Mr. Bradley Berman, and the marital relationship of Mr. Ira Goldfarb and Mrs. Claudia Goldfarb. Ages are as of the date of the Annual Meeting.

Ira Goldfarb	Director since 2020

Ira Goldfarb, age 66, has served as our Executive Chairman and Chairman of the Board of Directors since October 2020. Prior to that, from January 2012 until July 2020, Mr. Goldfarb founded and served as Chief Executive Officer of Prairie Dog Pet Products, LLC. Mr. Goldfarb also served as Chief Executive Officer of PGT Holdings from 2010 until 2012, and served as Chief Executive Officer of DS Retail Holdings, LLC, from 2006 until 2009. In 2009, Mr. Goldfarb co-founded Operation Ava Inc., one of the largest cat and dog rescue groups in Pennsylvania. Mr. Goldfarb attended the Fashion Institute of Technology in New York, New York. Mr. Goldfarb is the husband of Mrs. Claudia Goldfarb, who is our Chief Executive Officer. Mr. Goldfarb was selected to serve on our Board of Directors due to his history with the Company and extensive business, operational and management experience in the consumer-packaged goods industry.

Claudia Goldfarb	Director since 2020

Claudia Goldfarb, age 49, has served as our Chief Executive Officer since October 2020, and served as our interim Chief Financial Officer from April 2022 until November 2023, and from March 2024 until April 2024. Prior to that, Mrs. Goldfarb served as President and Chief Operating Officer of Prairie Dog Pet Products, LLC between January 2010 and July 2020. From 2010 until 2012, Mrs. Goldfarb also served as Chief Operating Officer of PGT Holdings. Mrs. Goldfarb attended St. Mary’s University in San Antonio, Texas to pursue an accounting degree. Mr. Ira Goldfarb, who is our Executive Chairman and Chairman of the Board of Directors, is Mrs. Claudia Goldfarb’s husband. Mrs. Goldfarb was selected to serve on our Board of Directors due to her history with the Company and extensive product development, manufacturing and implementation experience in the consumer-packaged goods industry.

Bradley Berman	Director since 2010

Bradley Berman, age 53, has served as a Director since our inception in April 2010. Mr. Berman served as our Chief Executive Officer from November 2010 until November 2011, our Chief Financial Officer in November 2010 and our Corporate Secretary from November 2010 until February 2011. Mr. Berman is the president of King Show Games, Inc., a company he founded in 1998. Mr. Berman worked in various capacities in casino gaming from 1992 until 2004 for Grand Casinos, Inc. and then Lakes Entertainment, Inc., achieving the position of Vice President of Gaming, after which he assumed a lesser role in that company. Mr. Berman was a director of Voyager Oil and Gas, Inc. (formerly Ante4 and WPT) from August 2004 to November 2010. Mr. Berman was a director of Black Ridge Oil & Gas from November 2010 to October 2020. Mr. Berman was a director of Allied Esports Entertainment Inc. (Nasdaq: AESE) (f/k/a Black Ridge Acquisition Corp.) from May 2017 to July 2023. Mr. Berman attended Mankato State University in Mankato, Minnesota and the University of Nevada at Las Vegas in Las Vegas, Nevada. Mr. Lyle Berman, who is one of our directors, is Mr. Brad Berman’s father. Mr. Berman was selected to serve on our Board of Directors because of his history with the Company and extensive experience in various private and public companies.

Lyle Berman	Director since 2020

Lyle Berman, age 82, has been a director of Sow Good Inc. since October 2020 and has served as chair of the Compensation Committee since April 2024. From 1999 until 2023, Mr. Berman served as Chairman of the Board and Chief Executive Officer of Lakes Entertainment Inc. From 1993 until 2000, Mr. Berman served as Chief Executive Officer of Rainforest Café, Inc., and from 1991 until 1998, Mr. Berman served as the Chairman of the Board of Directors of Grand Casinos, Inc. Mr. Berman holds a degree in Business Administration from the University of Minnesota. Mr. Lyle Berman is the father of one of our directors, Mr. Brad Berman. Mr. Berman was selected to serve on our Board of Directors because of his experience as a chief executive officer and his knowledge of public and private companies. With a proven track record of success and a wealth of experience, Lyle Berman brings invaluable insights and leadership qualities that can significantly benefit any company’s Board of Directors.

Chris Ludeman	Director since 2021

Chris Ludeman, age 66, has served as a Director and Chairman of the Audit Committee since January 2021. Since March 2011, Mr. Ludeman has served as Global President of Capital Markets at CBRE, where he also serves as a member of the Global Operating Committee and on the Americas Operations Management Board. Mr. Ludeman holds a Bachelor of Arts degree from the University of California, Santa Barbara. Mr. Ludeman was selected to serve on our Board of Directors because of his extensive management and institutional investor experience as well as his knowledge of capital markets.

Joe Mueller	Director since 2022

Joe Mueller, age 54, has served as a Director since April 2022. Since September 2019, Mr. Mueller has served as Vice President of Industry and Customer Development for Kellogg Company. Prior to that, from March 2015 until September 2019, Mr. Mueller served as Kellogg Company’s Vice President, Walmart Snacks Team. Mr. Mueller also serves as a board member for the American Heart Association. Mr. Mueller earned his Bachelor of Science degree in Marketing and Management from Missouri State University and completed his MBA from the University of Phoenix. Mr. Mueller was selected to serve on our Board of Directors due to his extensive experience in the consumer-packaged goods industry.

Edward Shensky	Director since 2024

Edward Shensky, age 72, has served as a Director since January 2024 and as chair of the Nominating and Corporate Governance Committee since April 2024. Mr. Shensky is a senior shareholder at Stark & Stark full-service law firm providing legal services across more than 30 practice areas. Mr. Shensky headed the medical malpractice and personal injury group in Yardley, Pennsylvania and was instrumental in expanding the firm’s litigation team in those practice areas. Mr. Shensky received his B.A. from Temple University in 1973 and received his juris doctorate degree from Temple University Law School in 1978. Mr. Shensky was selected to serve on our Board of Directors because of his legal experience and prior experience serving on the risk management board for a UK-based manufacturing company and the Strategic Planning Committee for a major charitable organization headquartered in Pennsylvania.

Our Board of Directors recommends that you vote FOR

the election of each of the director nominees.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF URISH POPECH & CO., LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2024 FISCAL YEAR

The Audit Committee has appointed Urish Popeck & Co., LLC (“UPCO”) to serve as our independent registered public accounting firm for our 2024 fiscal year and is soliciting your ratification of that appointment.

The Audit Committee has responsibility for appointing our independent registered public accounting firm and stockholder ratification is not required; however, as a matter of good corporate governance, the Audit Committee is soliciting your vote on this proposal. If the appointment of UPCO is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of UPCO. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm.

Representatives of UPCO are expected to be present at the Annual Meeting, to make a statement, if they choose, and to respond to appropriate questions.

Our Audit Committee and Board of Directors unanimously recommend that you vote FOR the ratification of the appointment of URISH POPECK & CO., LLC as our independent registered public accounting firm for our 2024 fiscal year.

AUDIT RELATED MATTERS

On August 23, 2023, the Audit Committee appointed Urish Popeck & Co., LLC (“UPCO”) as the Company’s independent public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2023 and to review the Company's quarterly consolidated financial statements beginning with the third quarter of the 2023 fiscal year. M&K CPAS, PLLC (“M&K”) was the Company’s independent registered public accounting firm for the year ended December 31, 2022 and previously served the Company as its independent registered public accounting firm prior to that since inception, until its dismissal on August 23, 2023 by the Audit Committee.

The report of M&K on the consolidated financial statements of the Company for the fiscal year ended December 31, 2022 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended December 31, 2022, and the subsequent interim period through June 30, 2023, there were no disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&K, would have caused M&K to make reference to the subject matter of such disagreements in connection with its reports on the consolidated financial statements for such fiscal years. During the fiscal year ended December 31, 2022, and the subsequent interim period through June 30, 2023, there were been no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses previously disclosed under Item 9A of the Company's 2022 Annual Report on the Form 10-K filed on April 14, 2023 pertaining to its internal controls over its financial statements. The Company authorized M&K to respond fully to inquiries of the successor accountant concerning the material weaknesses.

The Company provided M&K with a copy of the disclosures contained in the Current Report on Form 8-K filed on August 23, 2023 and requested that M&K furnish to the Company a letter addressed to the SEC stating whether it agrees with the statements contained therein and, if not, stating the respects in which it does not agree. A copy of M&K's letter dated August 23, 2023 is attached thereto.

During the fiscal year ended December 31, 2022, and the subsequent interim period through June 30, 2023, neither the Company nor anyone on its behalf consulted with UPCO regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that UPCO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by UPCO and M&K for the audit of the Company’s annual financial statements for the years ended December 31, 2023 and 2022.

	Years Ended December 31,
	2023(2)	2022(3)
Audit fees(1)	$57,925	$53,248
Audit related fees	7,000	-
Tax fees	-	-
All other fees	6,500	-
Total	$57,500	$53,248

(1)
Audit fees were principally for audit services and work performed in the review of the financial statements included in the Company’s quarterly reports on Form 10-Q and the preparation, review and audit of the financial statements included in the Company’s annual report on Form 10-K.

(2)
The 2023 column fees were fees for professional services rendered by UPCO and M&K. The audit fees in 2023 were for professional services rendered by UPCO, and the audit related fees and all other fees were for professional services rendered by M&K.
(3)
The 2022 column fees were fees for professional services rendered by M&K.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee Charter contains provisions regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, and all such services were approved by the Audit Committee in the years ended December 31, 2023 and 2022.

The Audit Committee assesses requests for services by the independent registered public accounting firm using several factors. The Audit Committee will consider whether such services are consistent with the Public Company Accounting Oversight Board’s and SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service based upon the members’ familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described in its charter, which can be found on the Company’s website at www.sowginc.com. The Audit Committee reviews the charter on an annual basis. The Board has determined that each member of the Audit Committee is independent in accordance with the Nasdaq Capital Market’s requirements for independent directors. The Board has also determined that Chris Ludeman qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. Management has the primary responsibility for the financial statements and reporting process. The independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion on the fairness of the audited financial statements based on the audit conducted in accordance with the standards of the Public Company Accounting Oversight Board.

In connection with the Audit Committee’s responsibilities set forth in its charter, the Audit Committee has:

Reviewed and discussed the audited financial statements for the year ended December 31, 2023 with management and UPCO, the Company’s independent auditors;

Discussed with UPCO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

Received the written disclosures and the letter from UPCO required by the applicable requirements of the PCAOB regarding UPCO's communications with the audit committee concerning independence, and has discussed with UPCO its independence.

The Audit Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Audit Committee has oversight.

Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Chris Ludeman, Chairman of the Audit Committee

Bradley Berman, Audit Committee Member

Edward Shensky, Audit Committee Member

PROPOSAL THREE: Non-binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, is hereby APPROVED.”

In considering their vote, stockholders may wish to review the information regarding our compensation, as presented in the Executive Compensation section.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR: Non-binding Vote on Frequency of Stockholder Votes on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to our named executive officers (that is, votes similar to the non-binding vote in Proposal No. 3), should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

In considering their vote, stockholders may wish to review the information on our compensation policies and decisions regarding the named executive officers, as presented in the Executive Compensation section.

We believe that a one-year frequency is most consistent with the Company’s approach to compensation and will allow our stockholders to provide us with direct input on our compensation philosophy, policies, and practices, as disclosed in each proxy statement that we file every year.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “ONE YEAR” WITH RESPECT TO HOW FREQUENTLY A STOCKHOLDER VOTE TO APPROVE, IN A NON-BINDING VOTE, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

MANAGEMENT

The following table provides information regarding our executive officers, including their ages, as of the date of filing of this Proxy Statement:

Name	Age	Position
Claudia Goldfarb	49	Chief Executive Officer
Ira Goldfarb	66	Executive Chairman; Chairman of the Board of Directors
Brendon Fischer	46	Interim Chief Financial Officer

Mrs. and Mr. Goldfarb’s biographical information is disclosed above in the section entitled “Proposal One: Election of Directors.”

Brendon Fischer. Brendon Fischer has served as our interim Chief Financial Officer since April 2024 prior to which he served as an internal consultant in the accounting department of the Company beginning in June 2023. Before joining Sow Good in June 2023, Mr. Fischer served as the chief investment officer, managing director, and chief compliance officer of Fischer Capital Management, an investment advisory firm he founded in 2018. From February 2012 to May 2018 he was an assistant investment officer and portfolio manager at Rocky Mountain Advisors, managing a $1.3 billion publicly traded fund formerly known as the Boulder Growth & Income Fund (NYSE: STEW). Prior to these roles, he spent over a decade analyzing and maintaining equity and debt research coverage of public and private companies at H.I.G. WhiteHorse and Ulland Investment Advisors, with an early focus on small cap growth companies. Mr. Fischer holds a B.A. in Economics from Carleton College and a Master of Business Administration from the McCombs School of Business at the University of Texas at Austin. He is also an active CFA charterholder and a member of the Dallas Fort Worth CFA Society.

EXECUTIVE COMPENSATION

Compensation Overview

We currently qualify as a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. The following Compensation Overview is not comparable to the “Compensation Discussion and Analysis” that is required of SEC reporting companies that are not smaller reporting companies.

The following Compensation Overview describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (“Named Executive Officers”), and executive officers that we may hire in the future. As more fully described below, our Board reviews and recommends policies, practices, and procedures relating to the total direct compensation of our executive officers, including the Named Executive Officers, and the establishment and administration of certain of our employee benefit plans to our Board.

Compensation Program Objectives and Rewards

Our compensation philosophy is based on the premise of attracting, retaining, and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance. Following this philosophy, we consider all relevant factors in determining executive compensation, including the competition for talent, our desire to link pay with performance, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork, and each executive’s total compensation package. We strive to accomplish these objectives by compensating all executives with compensation packages consisting of a combination of competitive base salary and incentive compensation.

The compensation received by our Named Executive Officers is based primarily on the levels at which we can afford to retain them and their responsibilities and individual contributions. Our compensation policy also reflects our strategy of minimizing general and administration expenses and utilizing independent professional consultants. Our Board apply the compensation philosophy and policies described below to determine the compensation of Named Executive Officers.

The primary purpose of the compensation and benefits we consider is to attract, retain, and motivate highly talented individuals who will engage in the behavior necessary to enable us to succeed in our mission, while upholding our values in a highly competitive marketplace. Different elements are designed to engender different behaviors, and the actual incentive amounts which may be awarded to each Named Executive Officer are subject to the annual review of our Board who will make recommendations regarding compensation to our Board. The following is a brief description of the key elements of our planned executive compensation structure.

•
Base salary and benefits are designed to attract and retain employees over time.
•
Incentive compensation awards are designed to focus employees on the business objectives for a particular year.
•
Equity incentive awards, such as stock options and non-vested stock, focus executives’ efforts on the behaviors within the recipients’ control that they believe are designed to ensure our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements.
•
Severance and change in control plans are designed to facilitate a company’s ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered.

Benchmarking

We have not yet adopted benchmarking but may do so in the future. When making compensation decisions, our Board may compare each element of compensation paid to our Named Executive Officers against a report showing comparable compensation metrics from a group that includes both publicly-traded and privately-held companies. Our board believes that while such peer group benchmarks are a point of reference for measurement, they are not necessarily a determining factor in setting executive compensation. Each executive officer’s compensation relative to the benchmark varies based on the scope of responsibility and time in the position. We have not yet formally established our peer group for this purpose.

Executive Compensation Program

For the years ended December 31, 2023 and 2022, the compensation for our named executive officers generally consisted of a base salary and equity bonuses. These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent which is fundamental to our success.

Below is a more detailed summary of the current executive compensation program as it relates to our named executive officers.

Base Salaries

Executive officer base salaries are based on job responsibilities and individual contribution. Our Board reviews the base salaries of our executive officers, including our named executive officers, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. Claudia Goldfarb, Ira Goldfarb and Brendon Fischer are our only named executive officers that have an employment agreement with us.

On December 15, 2023, the Company entered into an Amended and Restated Employment Agreement with Chief Executive Officer and member of the Board of Directors Claudia Goldfarb (the “A&R Employment Agreement of Claudia Goldfarb”). The A&R Employment Agreement of Claudia Goldfarb amended and restated Mrs. Goldfarb’s employment agreement with the Company dated, October 1, 2020. The A&R Employment Agreement of Claudia Goldfarb provides that Mrs. Goldfarb will be entitled to receive an annual base salary of $575,000. Additionally, beginning with the fiscal year 2024, Mrs. Goldfarb is entitled to a discretionary cash bonus of up to 100% of her then-current base salary, based on revenue and EBITDA targets set forth in the A&R Employment Agreement.

On December 15, 2023, the Company entered into an Amended and Restated Employment Agreement with Executive Chairman and Chairman of the Board of Directors Ira Goldfarb (the “A&R Employment Agreement of Ira Goldfarb”). The A&R Employment Agreement of Ira Goldfarb amended and restated Mr. Goldfarb’s employment agreement with the Company dated, October 1, 2020. The A&R Employment Agreement of Ira Goldfarb provides that Mr. Goldfarb will be entitled to receive an annual base salary of $625,000. Additionally, beginning with the fiscal year 2024, Mr. Goldfarb is entitled to a discretionary cash bonus of up to 100% of his then-current base salary, based on revenue and EBITDA targets set forth in the A&R Employment Agreement of Ira Goldfarb.

On April 15, 2024, authorized members of the Board authorized and entered into an Employment Agreement dated April 15, 2024 with Brendon Fischer, the Company’s Interim Chief Financial Officer (“Fischer Employment Agreement”). The Fischer Employment Agreement supersedes Mr. Fischer’s offer letter and includes the approved compensation terms as well as restrictive covenants, a release and the severance terms. The Fischer Employment Agreement provides for Mr. Fischer’s entitlement to receive an annual base salary of $225,000. Additionally, the Fischer Employment Agreement provides Mr. Fischer’s entitlement to a grant of 22,500 stock options, representing the right to purchase shares of the Company’s common stock, subject to Mr. Fischer’s continuous service to the Company through each vesting date.

Additional factors reviewed by our Board in determining appropriate base salary levels and raises include subjective factors related to corporate and individual performance. For the years ended December 31, 2022 and 2023, all executive officer base salary decisions were approved by the Board.

The 2023 annual base salaries for our named executive officers were as follows: (1) $165,000 for Ira Goldfarb, (2) $146,250 for Claudia Goldfarb and (3) $11,423 for Keith Terreri, our former chief financial officer. The 2022 annual base salaries for our named executive officers were as follows: (1) $331,269 for Ira Goldfarb, (2) $293,625 for Claudia Goldfarb and (3) $159,409 for Brad Burke, our former chief financial officer.

Incentive Compensation Awards

Other than the awards under our 2012 Plan, 2016 Plan, 2018 Plan and 2020 Plan described below, no bonuses were granted in the year ended December 31, 2022.

In the A&R Employment Agreement of Claudia Goldfarb and the A&R Employment Agreement of Ira Goldfarb, each of Claudia and Ira Goldfarb have bonus targets based on (i) revenue and (ii) Adjusted EBITDA. See “—Base Salaries” for more information regarding their bonus targets. For the year ended December 31, 2023, the Company awarded Claudia Goldfarb a discretionary cash bonus of $125,000 pursuant to the terms of the A&R Employment Agreement of Claudia Goldfarb and the Company awarded Ira Goldfarb a discretionary cash bonus of $125,000 pursuant to the terms of the A&R Employment Agreement of Ira Goldfarb. As our revenue continues to grow and bonuses become affordable and justifiable, we expect to use the following parameters in justifying and quantifying additional bonuses for our named executive officers and other officers of the Company: (1) the growth in our revenue, (2) the growth in our earnings before Adjusted EBITDA, and (3) our stock price.

Equity Incentive Awards

2012 Stock Incentive Plan

Effective June 10, 2012, as amended on February 22, 2011 and March 2, 2012, our Board adopted the Amended and Restated 2012 Stock Incentive Plan (the “2012 Plan”) under which a total of 25,000 shares of our common stock have been reserved for issuance as restricted stock or pursuant to the grant and exercise of stock options. The 2012 Plan has been approved by the holders of a majority of our outstanding shares.

2016 Stock Incentive Plan

Effective December 12, 2016, our Board adopted the 2016 Non-Qualified Stock Option Plan (the “2016 Plan”) under which a total of 12,712 shares of our common stock have been reserved for issuance pursuant to the grant and exercise of non-qualified stock options.

2018 Stock Incentive Plan

On March 1, 2018, the Board of the Company approved and adopted the Black Ridge Oil & Gas, Inc. 2018 Management Incentive Plan (the “2018 Plan”) and the form of 2018 Management Incentive Plan Award Agreement (the “2018 Award Agreement”). The purpose of the 2018 Plan is to provide a means by which eligible employees and directors may have the opportunity to be granted awards of the Company’s equity in Black Ridge Acquisition Corp. (“BRAC”).

2020 Stock Incentive Plan

Effective December 5, 2019, as amended September 29, 2020, January 4, 2021 and March 19, 2021 our Board adopted the 2020 Stock Incentive Plan (the “2020 Plan”) under which a total of 814,150 shares of authorized common stock have been reserved for issuance as restricted stock or pursuant to the grant and exercise of stock options. Our 2020 Plan has been approved by a majority of the stockholders of record. We believe the use of stock-based long-term incentive compensation is vital to maintain a competitive position in attracting, retaining and motivating key personnel. The board considers several factors in determining whether awards are granted to an executive officer, including corporate progress towards achieving objectives, individual experience and expertise, subjective factors related to corporate and individual performance, the executive’s position, his or her performance and responsibilities, and the amount of options or other awards, if any, currently held by the officer and their vesting schedule.

The 2020 Plan enables our Board to provide equity-based incentives through grants of awards to the Company’s present and future employees, directors, consultants and other third-party service providers. The 2020

Plan is generally administered by the Board. Subject to the provisions of the 2020 Plan, the Board determines in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. The Board has the authority and discretion to determine the terms of awards under the 2020 Plan.

In the event of a change of control as described in the 2020 Plan, the acquiring or successor entity may (i) accelerate the vesting of any or all awards, (ii) assume or substitute all or any awards outstanding under the 2020 Plan or substitute substantially equivalent awards or (iii) cash out any or all outstanding awards.

2024 Stock Incentive Plan

Effective February 15, 2024, the Board adopted the 2024 Plan (the “2024 Plan”) under which a total of 3,000,000 share of our common stock have been reserved for issuance of Incentive Stock Options, or ISOs, Non-Qualified Stock Options, or NSOs, restricted share awards, stock unit awards, SARs, other stock-based awards, performance-based stock awards, (collectively, “stock awards”) and cash-based awards (stock awards and cash-based awards are collectively referred to as “awards”). ISOs may be granted only to our employees, including officers, and the employees of our parent or subsidiaries. All other awards may be granted to our employees, officers, our non-employee directors, and consultants and the employees and consultants of our subsidiaries, and affiliates. Our 2024 Plan has been approved by stockholder holding a majority of the aggregate issued and outstanding shares of the Company’s voting stock. The 2024 Plan supersedes all prior equity incentive plans an all grants going forward shall be made under the 2024 Plan. The initial aggregate number of shares of the Company’s common stock available for issuance under the 2024 Plan is equal to 3,000,000 shares of common stock including the number of reserved shares not issued or subject to outstanding grants under each of the prior incentive plans as of the effective date.

Health and Welfare Benefits and Perquisites

At this stage of our business, we have benefits that are generally comparable to those offered by other small private and public companies and no prerequisites for our employees. Other than a 401(k) plan, we do not have any other retirement plan for our named executive officers. We may adopt these plans and confer other fringe benefits for our executive officers in the future.

Executive Officer Compensation

The following table sets forth the total compensation paid in all forms to our named executive officers of the Company during the periods indicated:

Summary Compensation Table
					Non-Equity	Non-Qualified
					Incentive	Deferred
Name and			Stock	Option	Plan	Compensation	All Other
Principal Position	Year	Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Ira Goldfarb,(1)	2023	$165,000	$-	$6,996,207	$230,462	$-	$-	$7,481,669
Executive Chairman	2022	$331,269	$-	$-	$-	$-	$-	$331,269

Claudia Goldfarb,(2)	2023	$146,250	$-	$6,296,586	$298,250	$-	$-	$6,741,086
Chief Executive Officer	2022	$293,625	$-	$-	$-	$-	$-	$293,625

Brad Burke,(3)	2023	$-	$-	$-	$-	$-	$-	$-
Former Chief Financial Officer	2022	$159,409	$-	$72,692	$-	$-	$-	$232,101

Keith Terreri,(4)	2023	$11,423	$-	$138,240	$-	$-	$-	$149,663
Former Chief Financial Officer	2022	$-	$-	$-	$-	$-	$-	$-

(1)
Mr. Goldfarb was appointed Executive Chairman of the Board of Directors on October 1, 2020. We have agreed to compensate Mr. Goldfarb a total of $330,000 in cash per year commencing on January 1, 2022, and a total of $625,000 in cash per year commencing on December 15, 2023. On December 15, 2023, we granted Mr. Goldfarb an option to purchase 500,000 shares of common stock at an exercise price of $40.00 per share. The estimated average fair value per share of stock option based on the Monte Carlo Simulation, was $5.84 per share for a total value of $2,918,207. On December 15, 2023, we granted Mr. Goldfarb an option to purchase 500,000 shares of common stock at an exercise price of $9.75 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 96.7838% and a call option value of $8.16, was $4,078,000. In 2023, Mr. Goldfarb received a deferred salary amount of $195,462, which was paid once the Company reached profitability in the third quarter of 2023, and a discretionary cash bonus of $125,000 for a total of $230,462 non-equity incentive plan compensation for 2023.
(2)
Mrs. Goldfarb was appointed Chief Executive Officer on October 1, 2020. We have agreed to compensate Mrs. Goldfarb a total of $292,500 in cash per year commencing on January 1, 2022, and $575,000 in cash per year commencing on December 15, 2023. On December 15, 2023 we granted Mrs. Goldfarb an option to purchase 450,000 shares of common stock at an exercise price of $40.00 per share. The estimated average fair value per share of stock option based on the Monte Carlo Simulation, was $5.84 per share for a total value of $2,626,386. On December 15, 2023, we granted Mrs. Goldfarb an option to purchase 450,000 shares of common stock at an exercise price of $9.75 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 96.7838% and a call option value of $8.16, was $3,670,200. In 2023, Mrs. Goldfarb received a deferred salary amount of $173,250, which was paid once the Company reached profitability in the third quarter of 2023, and a discretionary cash bonus of $125,000 for a total of $298,250 non-equity incentive plan compensation for 2023.
(3)
Mr. Burke served as the Company’s Chief Financial Officer from December 28, 2020 through April 30, 2022, after serving as Interim Chief Financial Officer on an independent contractor basis from October 1, 2020. We had agreed to compensate Mr. Burke a total of $275,000 in cash per year. On April 1, 2022, we granted Mr. Burke an option to purchase 27,500 shares of common stock at an exercise price of $2.75 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 406% and a call option value of $2.6433, was $72,692. On April 21, 2021, we granted Mr. Burke an option to purchase 27,500 shares of common stock at an exercise price of $5.50 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 193% and a call option value of $5.4381, was $149,547.
(4)
Mr. Terreri was appointed Chief Financial Officer on November 20, 2023. We have agreed to compensate Mr. Terreri a total of $270,000 in cash per year. On November 13, 2023, we granted Mr. Terreri an option to purchase 27,000 shares of common stock at an exercise price of $6.19 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 97.121% and a call option value of $5.11, was $138,240.

Outstanding Equity Awards

The following table sets forth information with respect to unexercised stock options, stock that has not vested, and equity incentive plan awards held by our executive officers at December 31, 2023.

Outstanding Option Awards at Fiscal Year-End
	Number of Securities	Number of Securities
	Underlying	Underlying
	Unexercised Options (#)	Unexercised Options (#)		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable		Price	Date
Ira Goldfarb, Executive Chairman	-	500,000	(1)	$9.75	December 14, 2033
	-	500,000	(2)	$40.00	December 14, 2033
	75,000	-	(3)	$3.70	January 3, 2031
	9,900	6,600	(4)	$4.00	December 27, 2030
	30,000	20,000	(5)	$5.25	October 1, 2030

Claudia Goldfarb, Chief Executive Officer	-	450,000	(1)	$9.75	December 14, 2033
	-	450,000	(2)	$40.00	December 14, 2033
	75,000	-	(3)	$3.70	October 1, 2030
	9,900	6,600	(4)	$4.00	December 27, 2030
	30,000	20,000	(5)	$5.25	October 1, 2030

Keith Terreri, Former Chief Financial Officer	-	27,000	(6)	$6.19	December 1, 2033

(1)
Options granted on December 15, 2023, vest in five equal annual installments on anniversary of grant.
(2)
Options granted on December 15, 2023, vest in full, after 20 consecutive trading days on which the closing prices exceeds $40.00 per share.
(3)
Options granted on January 4, 2021, vests annually over three years.
(4)
Options granted on December 28, 2020, vests 60% on third anniversary, 20% on fourth, and 20% on fifth anniversary.
(5)
Options granted on October 2, 2020, vests 60% on third anniversary, 20% on fourth, and 20% on fifth anniversary.
(6)
Options granted on November 13, 2023, vests 60% on third anniversary, 20% on fourth, and 20% on fifth anniversary.

Option Exercises and Stock Vested

None of our executive officers exercised any stock options or acquired stock through vesting of an equity award during the year ended December 31, 2023.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. Fair value amounts below are computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. Total shareholder return has been calculated in a manner consistent with Item 402(v) of Regulation S-K.

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or our Compensation Committee views the link between company performance and our named executive officers’ (“NEO”) pay. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

The “Compensation Actually Paid”, which is presented in the table below, is defined by the SEC and does not reflect amounts actually paid, earned or received by our named executive officers. A significant portion of the “Compensation Actually Paid” amounts shown relate to changes in values of unvested awards over the course of the applicable reporting year. Any unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our share price. The ultimate values actually realized by our named executive officers from unvested equity awards, if any, cannot be determined until the awards fully vest and are exercised or settled, as the case may be.

Year (1)	Summary Compensation Table Total for PEO ($)(2)(3)	Compensation Actually Paid to PEO ($)(4)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)(5)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(6)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(7)	Net Loss ($)
2023	$6,616,086	$7,494,158	$3,753,166	$4,241,172	$402.00	$(3,060,433)
2022	$293,625	$328,380	$281,685	$342,415	$111.11	$(12,127,068)
2021	$598,848	$157,315	$525,457	$214,057	$43.10	$(6,874,156)

(1)
In accordance with Item 402(v) of Regulation S-K, only two years of information is required for smaller reporting companies in their first filing providing this disclosure.
(2)
The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (“SCT”) set forth in the Company’s most recently filed Form 10-K. See the footnotes to the SCT for further detail regarding the amounts in this column.
(3)
For all years in question, our Principal Executive Officer (“PEO”) was the Company’s Chief Executive Officer, Claudia Goldfarb.
(4)
The following table sets forth the adjustments made during 2023 in the Pay Versus Performance Table to arrive at compensation “actually paid” to our PEO:

Adjustments to Determine Compensation “Actually Paid” for PEO	Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Column in the SCT	Increase for Fair Value of Awards Granted during the year that Remain Unvested as of Year End	Increase for Fair Value of Awards Granted during the year that Vest during year	Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	Increase /deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	Deduction of Fair Value of Awards Granted Prior to year that were Forfeited or Modified during year	Dollar Value of Dividends or other Earnings Paid on Stock Awards prior to Vesting Date not otherwise included in Total Compensation	Total Adjustments
2023	(6,296,586)	6,296,586	-	501,229	376,773	-	-	878,072
2022	-	-	-	23,880	10,875	-	-	34,755
2021	(598,848)	89,175	199,334	(131,194)	-	-	-	(441,533)

(5)
During 2021, 2022 and 2023, our remaining NEOs consisted of Ira Goldfarb (Executive Chairman), Brad Burke (Former Chief Financial Officer) and Keith Terreri (Former Chief Financial Officer). Mr. Terreri was appointed as our Chief Financial Officer on November 20, 2023.
(6)
The following table sets forth the adjustments made during 2023, 2022 and 2021 in the Pay Versus Performance Table to arrive at the average compensation “actually paid” to our non-PEO NEOs:

Adjustments to Determine Compensation “Actually Paid” for PEO	Deduction for Amounts Reported under the “Stock Awards” and "Option Awards" Column in the SCT	Increase for Fair Value of Awards Granted during the year that Remain Unvested as of Year End	Increase for Fair Value of Awards Granted during the year that Vest during year	Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	Increase /deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	Deduction of Fair Value of Awards Granted Prior to year that were Forfeited or Modified during year	Dollar Value of Dividends or other Earnings Paid on Stock Awards prior to Vesting Date not otherwise included in Total Compensation	Total Adjustments
2023	(3,567,224)	3,613,394	-	253,449	188,386	-	-	488,006
2022	(36,346)	-	27,445	9,165	60,466	-	-	60,730
2021	(387,957)	60,524	108,793	(92,759)	-	-	-	(311,400)

(7)
Total shareholder return is calculated for each year based on a fixed investment of $100 from the beginning of the earliest year in the table (December 31, 2021) through the end of each applicable year in the table, assuming reinvestment of dividends.

Compensation Actually Paid and Cumulative Total Shareholder Return

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our cumulative total stockholder return for the fiscal years ended December 31, 2023, 2022 and 2021. Total stockholder return amounts reported in the graph assume an initial fixed investment of $100 on December 31, 2020.

Compensation Actually Paid vs. TSR
Compensation Actually Paid
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$500
$400
$300
$200
$100
$0
TSR
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEOs
Cumulative Total Shareholder Return

Compensation Actually Paid and Net Loss

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our net loss for the fiscal years ended December 31, 2023, 2022 and 2021.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
2021
2022
2023
$0
($5,000,000)
($10,000,000)
($15,000,000)
($20,000,000)
Net Income
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEOs
Net Income

Ownership BY Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 15, 2024, based on information obtained from the persons named below or as filed with the SEC, with respect to the beneficial ownership of shares of our common stock by: (i) each person who is known by us to own beneficially more than 5% of our common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our directors and executive officers as a group. On April 15, 2024, we had 8,761,809 shares of common stock outstanding.

As used in the table below and elsewhere in this form, the term “beneficial ownership” with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following April 15, 2024. Inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, (i) each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and (ii) the address of each person or entity named in the table is c/o Sow Good Inc., 1440 N Union Bower Rd, Irving, TX 75061.

Name, Title and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Ownership
Ira Goldfarb, Executive Chairman of Board(2)	3,377,876	38.6%
Claudia Goldfarb, Chief Executive Officer, Director (3)	2,271,863	25.9%
Bradley Berman, Director(4)	396,738	4.5%
Lyle Berman, Director(5)	1,241,808	14.2%
Chris Ludeman, Director(6)	154,097	1.8%
Joe Mueller, Director(7)	31,074	*
Edward Shensky, Director	41,348	*
Brendon Fischer, Interim Chief Financial Officer	13,010	*
All Directors and Executive Officers as a Group (8 persons)	5,457,698	62.3%
Benno Fisher(8)	802,059	9.2%

* Represents beneficial ownership of less than 1%.

(1)
Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. The total number of issued and outstanding shares and the total number of shares owned by each person does not include unexercised warrants and stock options owned by parties other than for whom the calculation is presented, and is calculated as of April 15, 2024.
(2)
Includes 1,620,973 shares held in the name of S-FDF, LLC, which is an entity that Ira owns with his spouse, Claudia Goldfarb, 449,143 shares held in joint tenancy with his spouse, Claudia Goldfarb and 114,900 shares which may be purchased pursuant to stock options exercisable within 60 days of April 15, 2024. Also includes 25,000 shares which are held by IG Union Bower, for which Mr. Goldfarb is the beneficial owner. Also includes 1,040,000 shares held by the Ira Goldfarb Irrevocable Trust, for which Mr. Goldfarb is a trustee and holds a pecuniary interest, and 17,646 shares held by trusts for the children of Mr. Goldfarb, for which Mr. Goldfarb is trustee.
(3)
Includes 1,620,973 shares held in the name of S-FDF, LLC, which is an entity that Claudia owns with her spouse, Ira Goldfarb, 449,143 shares held in joint tenancy with her spouse, Ira Goldfarb and 114,900 shares which may be purchased pursuant to stock options exercisable within 60 days of April 15, 2024.

(4)
Includes 20,987 shares which may be purchased pursuant to stock options exercisable within 60 days of April 15, 2024, and 26,250 shares which may be purchased pursuant to warrants exercisable within 60 days of April 15, 2024. Also includes 66,636 shares held by the Bradley Berman Irrevocable Trust, 23,735 shares held by certain trusts for the children of Mr. Bradley Berman, for which Mr. Bradley Berman is trustee, and 6,195 shares owned by Mr. Bradley Berman’s spouse.
(5)
Includes 20,654 shares which may be purchased pursuant to stock options exercisable within 60 days of April 15, 2024, and 26,250 shares which may be purchased pursuant to warrants exercisable within 60 days of April 15, 2024. Also includes 1,165,900 shares held by the Lyle A. Berman Revocable Trust, and 6,750 shares held by Berman Consulting Corporation, in which Mr. Lyle Berman holds a pecuniary interest. Does not include 124,742 shares held by trusts for the children of Mr. Lyle Berman, for which Mr. Gary Raimist is trustee.
(6)
Includes 97,058 shares held by Christopher R. & Lynda M. Ludeman JTWROS. Includes 24,151 shares which may be purchased pursuant to stock options exercisable within 60 days of April 15, 2024.
(7)
Includes 9,660 shares which may be purchased pursuant to stock options exercisable within 60 days of April 15, 2024.
(8)
Includes 175,000 shares held by Ben J. Fischer JTWROS Laree P. Hulshoff JTWROS.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:

•
we have been or are to be a participant;
•
the amount involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Related Party Transactions

Warrant Exercise Transaction

On April 15, 2024, the Company entered into certain warrant exercise agreements (the “Exercise Agreements”) with each of the existing noteholders of the Company who also own certain of the Company’s warrants (collectively, the “Holders”) (such transaction, the “Warrant Exercise Transaction”). In connection with the Warrant Exercise Transaction, each of the Holders and the Company agreed to amend each of the Holders’ existing promissory notes to reduce the principal amount of the debt owed by the Company by the aggregate amount of the warrant exercise price for each Holder. The net result of the Warrant Exercise Transaction was a reduction in the Company’s debt of $5,299,112.50 and a total issuance by the Company of 2,186,250 shares of common stock.

Debt Financing

On May 11, 2023, the Company received proceeds of $100,000 from Bradley Berman, one of the Company’s directors, on behalf of the Bradley Berman Irrevocable Trust, from the sale of notes and warrants pursuant to an offering to sell up to $1,500,000 of promissory notes and warrants to purchase an aggregate 375,000 shares of the Company’s common stock, exercisable over a ten-year period at a price of $2.50 per share, representing 25,000 warrant shares per $100,000 of notes purchased. The notes mature on May 11, 2024. Interest on the notes accrues at a rate of 8% per annum, payable in cash semi-annually on June 30 and December 31. On April 15, 2024, in connection with the Warrant Exercise Transaction, the promissory note’s aggregate principal amount was reduced to $37,500.

On April 25, 2023, we closed on an offering to sell up to $1,500,000 of promissory notes and warrants to purchase an aggregate 375,000 shares of the Company’s common stock, exercisable over a ten-year period at a price of $2.50 per share, representing 25,000 warrant shares per $100,000 of notes purchased. The notes mature on April 25, 2024. Interest on the notes accrues at a rate of 8% per annum, payable in cash semi-annually on June 30 and December 31. On April 25, 2023, the Company received proceeds of $750,000 and $50,000 from the Company’s Executive Chairman, Mr. Goldfarb, and the Cesar J. Gutierrez Living Trust, as beneficially controlled by the brother of the Company’s CEO, respectively, on the sale of these notes and warrants. On April 15, 2024, in connection with the Warrant Exercise Transaction, the promissory notes’ aggregate principal amount was reduced to $918,750.

On April 11, 2023, warrants to purchase an aggregate 62,500 shares of common stock were issued to a director pursuant to a private placement debt offering in which aggregate proceeds of $250,000 were received in exchange for promissory notes and warrants to purchase an aggregate 62,500 shares of common stock, representing 25,000 warrant shares per $100,000 of promissory notes. The warrants are fully vested and exercisable over a period of 10 years at a price of $2.60 per share. The Company may redeem outstanding warrants prior to their expiration, at a price of $0.01 per share, provided that the volume weighted average sale price per share of Common Stock equals or exceeds $9.00 per share for thirty (30) consecutive trading days ending on the third business day prior to the mailing of notice of such redemption. On April 15, 2024, in connection with the Warrant Exercise Transaction, the promissory note’s aggregate principal amount was reduced to $0.

On December 21, 2022, the Company closed a private placement and concurrently entered into a note and warrant purchase agreement with related parties to sell an aggregate $2.075 million of promissory notes and warrants to purchase an aggregate 311,250 shares of common stock, representing 15,000 warrant shares per $100,000 of promissory notes. The warrants are exercisable at a price of $2.21 per share over a ten-year term.

On August 23, 2022, we closed on an offering to sell up to $2,500,000 of promissory notes and warrants to purchase an aggregate 625,000 shares of the Company’s common stock, exercisable over a ten-year period at a price of $2.60 per share, representing 25,000 warrant shares per $100,000 of notes purchased. The notes mature on August 23, 2025. Interest on the notes accrues at a rate of 8% per annum, payable on January 1, 2025. Loans may be advanced to the Company from time to time from August 23, 2023 to the maturity date. On December 21, 2022 and September 29, 2022, the Company received aggregate proceeds of $250,000 and $750,000 from two of the Company’s directors on the sale of these notes and warrants.

On April 8, 2022, the Company closed a private placement and concurrently entered into a note and warrant purchase agreement to sell an aggregate $3,700,000 of promissory notes and warrants to purchase an aggregate 925,000 shares of common stock, representing 25,000 warrant shares per $100,000 of promissory notes. Accrued interest on the notes was payable semi-annually beginning September 30, 2022 at the rate of 6% per annum, but on August 23, 2022, the notes were amended to update the terms of the interest payment to be payable at the earlier of the maturity date or January 1, 2025, rather than being paid semi-annually. The principal amount of the notes mature and become due and payable on April 8, 2025. The warrants are exercisable immediately and for a period of 10 years at a price of $2.35 per share. Proceeds to the Company from the sale of the securities were $3,700,000. The Company may redeem outstanding warrants prior to their expiration, at a price of $0.01 per share, provided that the volume weighted average sale price per share of common stock equals or exceeds $9.00 per share for thirty (30) consecutive trading days ending on the third business day prior to the mailing of notice of such redemption. Assuming full exercise thereof, further proceeds to the Company from the exercise of the warrant shares is calculated as $2,173,750. The offering closed simultaneously with execution of the purchase agreement. Of the aggregate $3,700,000 of notes, a total of $3,120,000 of notes were sold to officers or directors, along with 780,000 of the warrants. On April 15, 2024, in connection with the Warrant Exercise Transaction, the promissory notes’ aggregate principal amount was reduced to $239,250

Private Placement of Common Stock

On March 28, 2024, the Company entered into a stock purchase agreement with multiple accredited investors to sell and issue to the purchasers thereunder, an aggregate of 515,597 shares of the Company’s common stock at a stock price of $7.25 per share. The shares were issued on March 28, 2024. Proceeds to the Company from the sale of shares were approximately $3.7 million. A total of 138,002 of these shares, or proceeds of approximately $1.0 million, were purchased by officers and directors. The Company sold the shares in a private placement exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. Investors in the private placement included Sow Good’s Chief Executive Officer and Executive Chairman, in addition to certain other Sow Good board members and accredited investors. The proceeds were used in funding incremental capital expenditures and general operating expenses.

On November 20, 2023, the Company entered into a stock purchase agreement with multiple accredited investors to sell and issue to the purchasers thereunder, an aggregate of 426,288 shares of the Company’s common stock at a stock price of $6.50 per share. The shares were issued on November 20, 2023. Proceeds to the Company from the sale of shares were approximately $2.8 million. A total of 38,077 of these shares, or proceeds of approximately $247,500, were purchased by officers and directors. The Company sold the shares in a private placement exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. Investors in the private placement included Sow Good’s Chief Executive Officer and Executive Chairman, in addition to certain other Sow Good board members and accredited investors. The proceeds were used in funding incremental capital expenditures and general operating expenses.

On August 30, 2023, the Company entered into a stock purchase agreement with multiple accredited investors to sell and issue to the purchasers thereunder, an aggregate of 735,000 shares of the Company’s common stock at a stock price of $5.00 per share. The shares were issued on August 30, 2023. Proceeds to the Company from the sale of shares were approximately $3.7 million. A total of 210,000 of these shares, or proceeds of approximately $1.1 million, were purchased by officers and directors. The Company sold the shares in a private placement exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. Investors in the private placement included Sow Good’s Chief Executive Officer and Executive Chairman, in addition to certain other Sow

Good board members and accredited investors. The proceeds were used in funding incremental capital expenditures and general operating expenses.

MISCELLANEOUS

Stockholder Proposals for the 2025 Annual Meeting of Stockholders

In accordance with Rule 14a-8 of the Exchange Act (“Rule 14a-8”), any proposal of a stockholder intended to be included in our proxy statement for the 2025 Annual Meeting must be received by us no later than December 19, 2024, unless the date of our 2025 Annual Meeting of Stockholders is more than 30 days before or after May 30, 2025, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

A stockholder nomination of a person for election to our Board of Directors or a proposal for consideration at our 2025 Annual Meeting not intended to be included in our proxy statement pursuant to Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. Pursuant to our Bylaws, if a stockholder wishes to present such a nomination or proposal for consideration at an Annual Meeting, he or she must deliver written notice of the proposal to our Corporate Secretary no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting. For our 2025 Annual Meeting, this notice must be received no earlier than the close of business on January 30, 2025, and no later than the close of business on March 3, 2025, unless the date of our 2025 Annual Meeting of the Stockholders is more than 30 days before or after May 30, 2025, in which notice by the stockholder must be received by the Company not later than the close of business on the later of (x) the ninetieth day prior to such annual meeting and (y) the tenth day following the day on which public announcement of the date of such meeting is first made.

In order for stockholders to give timely notice of director nominations at our 2025 Annual Meeting for inclusion on a universal proxy card under Rule 14a-19 of the Exchange Act (“Rule 14a-19”), notice must be submitted by the same deadline as disclosed above under the advance notice procedures set forth in our Bylaws and must also include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) of the Exchange Act.

You should also review our Bylaws, which contain additional requirements about advance notice of and procedures for director nominations and stockholder proposals. All nominations and proposals should be sent to our corporate office and directed to our Corporate Secretary, Sow Good Inc., 1440 N Union Bower Road, Irving, TX 75061.

Expenses of Soliciting Proxies

Certain of our officers and employees may solicit proxies by mail, telephone, fax, e-mail or in person and will not receive any additional compensation for such efforts. We will pay all other costs associated with this Proxy Statement and the solicitation of proxies. Upon request, we will reimburse stockbrokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

Householding

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement or a single notice of internet availability of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding”, can reduce the volume of duplicate information received at households. Once a shareholder has consented or receives notice from his or her broker that the broker will be householding materials to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until one or more of the shareholders revokes his or her consent. The Company has adopted householding as a policy.

The Company will deliver promptly upon written or oral request a separate copy of the 2023 Annual Report and this Information Statement to any stockholder at a shared address to which a single copy of either of these documents was delivered. To receive a separate copy of the 2023 Annual Report or this Information Statement, please contact: Sow Good Inc., 1440 N Union Bower Road, Irving, TX 75061.

If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent, or you are a stockholder and are eligible for householding and would like to participate in householding, please contact: Sow Good Inc., 1440 N Union Bower Road, Irving, TX 75061 or call 214-623-6055.

Other Matters

We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above, and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.

By Order of the Board of Directors,

/s/ Ira Goldfarb

Ira Goldfarb

Chairman of the Board of Directors

April 18, 2024

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above availablewhen you access the website and follow the instructions. Scan QR for digital voting Sow Good Inc Annual Meeting of Stockholders For Stockholders of record as of April 2, 2024 Thursday, May 30, 2024 10:00 AM, Eastern Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/SOWG for more details P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxypush.com/SOWG Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone:1-866-390-5236 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 10:00 AM, Eastern Time, May 30, 2024. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Ira Goldfarb and Claudia Goldfarb (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Sow Good Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved -

Sow Good Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect seven directors, each to serve until the next annual meeting of the stockholders of the Company or until their successors are elected and qualified, listed below: FOR WITHHOLD 1.01 Ira Goldfarb 1.02 Claudia Goldfarb 1.03 Bradley Berman 1.04 Lyle Berman 1.05 Chris Ludeman 1.06 Joe Mueller 1.07 Edward Shensky FOR WITHHOLD 2. To ratify the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for our 2024 fiscal year. FOR AGAINST ABSTAIN 3. To approve, on a non-binding, advisory basis, the compensation of our namedexecutive officers (the "say-on-pay" vote). 4. To vote, on a non-binding, advisory basis, on the frequency (every year, two years or three years) of future advisory votes on the compensation of our named executiveofficers (the "say-on-frequency" vote). 1YR 2YR 3YR ABSTAIN FOR FOR FOR FOR FOR FOR FOR FOR FOR 1 YEAR You must register to attend the meeting online and/or participate at www.proxydocs.com/SOWG Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date